UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) November 29, 2001


                     Commission File Number 000-28225



                       WORLDNET RESOURCE GROUP, INC.
                       -----------------------------
          (Exact Name of Registrant as Specified in its Charter)


     Utah                                                    91-2063237
-------------------------------                       ---------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification Number)



                   10120 South Eastern Avenue, Suite 218
                   -------------------------------------
                          Henderson, Nevada 89052
                          ------------------------
                  (Address of principal executive offices)
                                 (Zip Code)


                               (702) 492-1218
                               --------------
              (Registrant's Executive Office Telephone Number)

ITEM 5.  OTHER INFORMATION

     On November 29, 2001,Worldnet Resource Group, Inc., (the "Company") held a Special Meeting of Stockholders (the "Meeting"). At the Meeting several matters were voted on and approved by the shareholders of the Company. Among other things, the Company's shareholders approved a reverse split of the outstanding common stock of the Company at an exchange ratio of one-to-twenty. The par value of the Company's common stock and the number of authorized common shares shall remain unchanged. During the Meeting, the shareholders also approved changing the name of the Company from Worldnet Resource Group, Inc., to Asset Equity Group, Inc. The reverse split and name change will take place as quickly as possible. The Company is currently amending its Amended and Restated Articles of Incorporation to reflect the reverse stock split and name change. The Company is working with the NASD to obtain a new stock symbol and co-ordinate the effective date of the reverse split. The Company will post its new trading symbol on its website as soon it is issued. The Company's website can be accessed at www.wnrg.com.

     The Company has moved its principal executive offices from Santa Monica, California to 10120 South Eastern Avenue, Suite 218, Henderson, Nevada 89052.




                                     2



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              WORLDNET RESOURCE GROUP, INC.



Date: December 4, 2001        By /s/ Stephen Brown
                              -------------------------------
                              Stephen Brown, President